EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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                         SUBSIDIARIES OF THE REGISTRANT

         Subsidiary                      Ownership        State of Incorporation
         ----------                      ---------        ----------------------

Flatbush Federal Savings and Loan          100%                   Federal
   Association